THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR
(C) RULE 144 UNDER THE SECURITIES ACT.



                                                                     Right to
                                                                     Purchase
                                                                  -------------
                                                                    Shares of
                                                                 Common Stock
                                                              $0.01 par value

Date:  February 11, 1997


                          WINSTAR COMMUNICATIONS, INC.
                             STOCK PURCHASE WARRANT

                  THIS CERTIFIES THAT, for value received, _________________ or its registered assigns, is entitled to purchase from WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company"), at any time or from time to time during the period specified in Section 2 hereof ________________________________ (____________) fully, paid and non-assessable shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price (the "Exercise Price") of $25.00 per share. The number of shares of Common Stock issuable upon exercise hereunder (the "Warrant Shares") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued pursuant to the Securities Purchase Agreement, dated as of February 6, 1997, by and between the Company and the Purchasers listed on the execution pages thereof (the "Securities Purchase Agreement"). The term "Warrant Period" as used herein means the period commencing on the date this Warrant is issued and delivered pursuant to the terms of the Securities Purchase Agreement and ending at the Expiration Time (as defined herein).

                  This Warrant is subject to the following terms, provisions and conditions:

                  1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed election to purchase in the form attached hereto as Exhibit 1 (the "Election to Exercise"), to the Company on or before 10:00 p.m. on any Business Day at the Company's principal executive offices or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for each of the Warrant Shares specified in the Election to Exercise or (ii) delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 12(c) below) for the Warrant Shares specified in the Election to Exercise. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Election to Exercise shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Election to Exercise, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  Upon delivery of an Election to Exercise and payment for the Warrant Shares to be purchased thereby, the Company's obligation to deliver certificates for such Warrant Shares shall be absolute and unconditional and the Company agrees not to assert (and hereby waives to the fullest extent permitted by law) any defenses against its obligation to so deliver such certificates. In the event the Company fails to deliver such certificates, the Company understands that the holder will be entitled to pursue actual damages (whether or not such failure is caused by the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of
Section 4(f) of the Securities Purchase Agreement and Section 3(b) hereof), and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance or injunctive relief).

                  2. Period of Exercise. This Warrant shall be exercisable at any time on or after February 11, 1998 (or earlier upon a Change of Control as defined in Section 11 hereof) and prior to the Expiration Time. The "Expiration Time" shall initially be 5:00 p.m. New York City time on the Expiration Date, which initially shall be February 11, 2002. The Expiration Date can be changed by the Company to any date prior to such date if

                  (i) after February 11, 2000, the closing bid price for the Common Stock on the NASDAQ National Market (or the last sale price of the Common Stock on the principal exchange on which the Common Stock is then traded) has exceeded the Specified Price (as defined below) per share for 20 consecutive trading days (which 20 days may commence prior to February 11, 2000); provided, however, that the Specified Price shall initially be $40.00 but the Specified Price shall be adjusted, from time to time upon the occurrence of each event requiring an adjustment under Section 4, in the same relative proportion as the number of Warrant Shares issuable upon exercise of this Warrant is adjusted under Section 4;

                  (ii) the Company notifies the holders of the Warrant of its election to change the Expiration Date and of the new Expiration Date (which shall not be earlier than the fifteenth Business Day following the date of such notice);

                  (iii) the notice described in clause (ii) is given within three Business Days of a period when the condition in clause (i) is satisfied; and

                  (iv) during the 20 consecutive Trading Days prior to the new Expiration Date, the exercise of this Warrant and resale of the Warrant Shares issued upon such exercise does not require the delivery of a statutory prospectus under the Securities Act or, if it does, such a prospectus is available therefor.

                  3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                  (a) Shares to be Fully Paid. All Warrant Shares will upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

                  (b) Reservation of Shares. During the Warrant Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed

(subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through a reorganiza- tion, transfer of assets, consolidation, merger, dissolu- tion, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it here- under, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

                  (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger or consolidation.

                  4. Antidilution Provisions. During the Warrant Period, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 4.

     (a) Changes in Common Stock. In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 4(g) the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by such fraction. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribu-tion in shares of Common Stock or other shares of the Company's capital stock.

     (b) Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock
(i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (w) the issuance of any rights under a shareholder rights plan, (x) any dividend or distribution described in Section 4(a), (y) any rights, options, warrants or securities described in Section 4(c) and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value (as hereinafter defined) per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the holders of Warrants upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to Section 4(g) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution. Except as set forth in
Section 4(f), no adjustment shall be made pursuant to this Section 4(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

     (c) Rights Issue. In the event that at any time or from time to time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock to all holders of Common Stock (other than in connection with the adoption of a shareholder rights plan by the Company) without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that as of the record date for such issuance is less than the then Current Market Value per share of Common Stock, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock out-standing on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are conver- tible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock out- standing on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conver- sion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Section 4(g), in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned frac-tion. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determina- tion of stockholders entitled to receive such rights, options, warrants or securities. Except as set forth in Section 4(f), no adjustment shall be made pursuant to this Section 4(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

     (d) Combination; Liquidation. (i) Except as provided in Section 4(d)(ii) below, in the event of a Combination (as defined below), each holder of the Warrants shall have the right to receive upon exercise of the War- rants the kind and amount of shares of capital stock or other securities or property which such holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will assume by written instrument the obliga- tions under this
Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. The provisions of this
Section 4(d)(i) shall similarly apply to successive Combinations involving any Successor Company. "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person, where "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolu- tion, liquidation or winding-up of the Company, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrants, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. In case of any Combination described in this Section 4(d)(ii), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the holders of the Warrants the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrants are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

                  (e) Other Events. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrant.

                  (f) Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Section 4, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Section 4 as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  (g) Minimum Adjustment. The adjustments required by the preceding Sections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share (but, upon exercise, the Company shall round to the nearest whole number of shares)and any adjustments to the Exercise Price resulting in a fraction of a cent shall be rounded to the nearest cent.

                  (h) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the holders of the Warrants in accordance with Section 9 a certificate of the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment.

                  (i) Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock,
(b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each holder of the Warrants a notice of such proposed action or offer. Such notice shall be mailed to the holders of the Warrants at their addresses as they appear in the Warrant Register (as defined in Section 7(e)), which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     (j) Adjustment to Warrant Certificate. The face of this Warrant need not be changed because of any adjust- ment made pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of this Warrant as are stated on the face of this Warrant when initially issued pursuant to the Securities Purchase Agreement. The Company, however, may at any time in its sole discretion make any change in the form of this Warrant that it may deem appropriate to give effect to such adjustments and that does not affect the substance of this Warrant, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                  (k) Current Market Value. "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Trading Day during the period commencing 10 Trading Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 10 consecutive Trading Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Trading Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five Trading Days in such period, the "Current Market Value" of the security, shall be determined as if the security were not registered under the Exchange Act.

                  5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     6. No Rights or  Liabilities  as  Shareholder.  The holders of  unexercised
Warrants are not entitled, by virtue of being such holders, to receive dividends, to vote, to receive notice of shareholders' meetings or to exercise any other rights whatsoever as shareholders of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to exercise this Warrant for Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  7.  Transfer, Exchange, and Replacement of Warrant.

     (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in this Section 7 and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 are assign able only in accordance with the provisions of that certain Registration Rights Agreement, dated as of February 6, 1997, by and among the Company and the other signatories thereto (the "Registration Rights Agreement").

     (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

     (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this
Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.

     (e) Warrant Register. The Company shall main- tain, at its principal executive offices (or at the offices of the transfer agent for the Warrants or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

     (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connec- tion with any exercise, transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company a letter in form and substance acceptable to the Company stating that the transferee is acquiring this Warrant for investment purposes only and not with a view towards distribution thereof and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act (but such other customary documentation reasonably requested by the Company shall be required).


     8. Registration Rights. The holder of this Warrant is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

                  9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                               If to the Company:

                          WinStar Communications, Inc.
                                 230 Park Avenue
                               New York, NY 10169
                      Attn: Timothy Graham, Executive Vice
                          President and General Counsel
                            Telecopy: (212) 922-1637

                                 with a copy to:

                            Graubard Mollen & Miller
                                600 Third Avenue
                               New York, NY 10016
                          Attn: David Alan Miller, Esq.
                            Telecopy: (212) 687-6989

and if to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

                  10. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW. THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT.

                  11.  Certain Definitions.

                  "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of voting stock representing more than 50% of the total voting power of the voting stock of the Company on a fully diluted basis or (ii) individuals who on February 11, 1997 constitute the Board of Directors of the Corporation (together with any new directors whose election by the Board of Directors of the Corporation or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Corporation then in office who either were members of the Board of Directors of the Corporation on February 11, 1997 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Corporation then in office.

                  "Permitted Investor" means Mr. William J. Rouhana, Jr.

                  "Trading Day" means any day on which the Common Stock is traded for any period on the Nasdaq National Market or on the principal securities exchange or other securities market on which the Common Stock is being traded.

                  12.  Miscellaneous.

     (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

     (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only and shall not affect the meaning of construction of any of the provision hereof.

     (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, to the extent permitted by Section 1 hereof, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of Warrant Shares specified by the holder as subject to such cashless exercise and the number of shares of Common stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash and issuing all Warrant Shares specified by the holder as subject to such exercise, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares specified by the holder as subject to such Cashless Exercise by a fraction, the numerator of which shall be the difference between the Current Market Value per share of Common Stock and the Exercise Price, and the denominator of which shall be the Current Market Value per share of Common Stock. If the holder at any time effects a Cashless Exercise with respect to less than all the remaining Warrant Shares, a new Warrant representing all Warrant Shares that have not been specified as subject to exercise shall be issued.



                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                              WINSTAR COMMUNICATIONS, INC.



                                                       By:
                                                          --------------------
                                                     Name:
                                                    Title:

                                                                  EXHIBIT 1
                                                               to the Warrant









                          FORM OF ELECTION TO PURCHASE

                          (To be Executed by the Holder
                        in order to exercise the Warrant)

                  The undersigned hereby irrevocably exercises the right to purchase _______ of the shares of Common Stock of WinStar Communications, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         i. The Undersigned agrees not to offer, sell, transfer, or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144(k) is unavailable:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

         ii. The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:


Dated:_______________                       -------------------------
                                            Signature of Holder

                                            --------------------------
                                            Name of Holder (Print)


                                            Address:

                                            ==========================
                                            ==========================
                                            ==========================